                                  AMENDMENT TO

                             PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated May 1, 2000, as amended May 1, 2003 and April 30, 2004 by and among AIM Variable Insurance Funds, ("AVIF") a Delaware Trust, A I M Distributors, Inc. ("AIM), a Delaware Corporation, SAFECO Life Insurance Company ("Life Company"), a Washington life insurance company and SAFECO Securities, Inc.("Underwriter"), is hereby amended as follows:

     WHEREAS, effective September 1, 2004, the Life Company and Underwriter changed their names from Safeco Life Insurance Company and Safeco Securities, Inc. to Symetra Life Insurance Company and Symetra Securities, Inc. respectively;

     WHEREAS, effective July 15, 2005, Life Company and Underwriter will have a new address;

     WHEREAS, the Life Company desires to gather performance and fund data using a third party;

     WHEREAS, the Life Company, Underwriter, AVIF and AIM wish to supplement the Agreement as provided herein;

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

     1. All references to Life Company and Underwriter shall mean Symetra Life Insurance Company and Symetra Securities, Inc. respectively.

     2. Effective July 15, 2005, All Notices made pursuant to Section 9. Notices shall be made to the following addresses:

               Symetra Life Insurance Company
               777 108th Ave NE
               Bellevue, WA 98004

               Symetra Securities, Inc.
               601 108th Ave NE
               Bellevue, WA 98004

     3. Performance and Fund Data. The Life Company may utilize Morningstar, Inc., or other comparable third party investment company analyst, to gather quarterly performance and fund data used in sales literature or other promotional material rather than obtaining such information from AVIF and AIM. Life Company will not obtain the approval of AVIF and AIM to verify the performance and fund data prior to its use. Fund names and additional disclosure will still be provided to AVIF and AIM for review. If Life Company desires to change the third party providing this service, Life Company will receive written authorization from AVIF and AIM before making such change.

     4. Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

     5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     6. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective: July 15, 2005

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Jim Coppedge                By: /s/ Robert H. Graham
        -----------------------------       ------------------------------------
Name: Jim A. Coppedge                   Name: Robert H. Graham
Title: Assistant Secretary              Title: President


                                        A I M DISTRIBUTORS, INC.


Attest: /s/ P. Michelle Grace           By: /s/ Gene L. Needles
        -----------------------------       ------------------------------------
Name: P. Michelle Grace                 Name: Gene L. Needles
Title: Assistant Secretary              Title: President


                                        SYMETRA LIFE INSURANCE COMPANY


Attest: /s/ Kathryn Hendrickson         By: /s/ Scott L. Bartholomaus
        -----------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------


                                        SYMETRA SECURITIES, INC.


Attest: /s/ Kathryn Hendrickson         By: /s/ Scott L. Bartholomaus
        -----------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------


                                       2